UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 29, 2023
Date of Report (date of earliest event reported)
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Babylon Holdings Limited
(Exact name of registrant as specified in its charter)
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Bailiwick of Jersey, Channel Islands (State or other jurisdiction of incorporation)	001-40952 (Commission File Number)	98-1638964 (IRS Employer Identification No.)
2500 Bee Cave Road Building 1 - Suite 400 Austin, TX		78746
(Address of principal executive offices)		(Zip Code)
(512) 967-3787
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.001056433113 per share	BBLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 30, 2023, Mohannad AlBlehed notified the board of directors (the “Board”) of Babylon Holdings Limited (the “Company”) of his resignation as a director, effective immediately. Mr. AlBlehed’s decision was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On March 29, 2023, the Board appointed Eugene I. Davis to the Board, effective as of March 30, 2023. The Board has determined that Mr. Davis is independent under the standards of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange.

Mr. Davis was nominated pursuant to the bridge loan notes facility agreement (the “Bridge Facility Agreement”), dated March 9, 2023, among the Company, as borrower, Babylon Healthcare Inc., Babylon Partners Ltd., and Babylon Inc., and Babylon Group Holdings Limited, as guarantors, and Kroll Trustee Services Limited, as trustee and security agent. The Bridge Facility Agreement gives certain affiliates of, or funds managed and/or advised by, AlbaCore Capital LLP (the "Majority Bridge Noteholders," as further defined in the Bridge Facility Agreement) the right to nominate a non-executive, independent director for appointment to the Board (the "Bridge Noteholder-selected Independent Director"). If Mr. Davis, as the Bridge Noteholder-selected Independent Director, resigns or is replaced for any reason whatsoever (including by way of a shareholder vote), the Majority Bridge Noteholders may nominate, in consultation with the Company, a replacement Bridge Noteholder-selected Independent Director, and the Company has agreed to use all reasonable endeavors to effect the appointment of such replacement Bridge Noteholder-selected Independent Director within the time period specified in the Bridge Facility Agreement. In addition, Mr. Davis is expected to be named to serve on the Remuneration Committee and the Strategic Committee of the Board, in accordance with the Bridge Facility Agreement. The director nomination rights and committee service provisions referred to in this paragraph are described further in the Bridge Facility Agreement, a copy of which is filed as Exhibit 4.8 to the Company’s Form 10-K filed with the SEC on March 16, 2023.

Mr. Davis will not be compensated in accordance with the Company's Outside Director Compensation Policy, and will instead receive compensation for his service as a non-employee director pursuant to an Independent Director Agreement which he entered into with the Company, dated and effective as of March 30, 2023 (the "Director Agreement"). The Director Agreement provides that the Company shall pay Mr. Davis a flat, fixed cash fee of $50,000 per month, for an initial term of no less than six months from the effective date, and terminating after the initial six months only upon Mr. Davis' death, disability, termination by mutual agreement with the Company, removal from the Board, becoming legally barred from serving as a director of the Company, or resignation upon no less than two months' prior written notice. The Director Agreement also provides that the Company shall reimburse Mr. Davis' reasonable out-of-pocket expenses in connection with his service on the Board. The foregoing description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Mr. Davis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for the compensation set forth in the Director Agreement, which was approved by the Audit Committee pursuant to the Company's Related Person Transactions Policy.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
10.1	Independent Director Agreement, dated and effective as of March 30, 2023, by and between Babylon Holdings Limited and Eugene I. Davis.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023

Babylon Holdings Limited

By:	/s/ David Humphreys
Name:	David Humphreys
Title:	Chief Financial Officer